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                                                                  Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS


        We consent to the incorporation by reference in this registration statements of DM Management company and subsidiary on Form S-8 (File Nos. 33-71266, 33-71776, 33-72166, 33-86982 and 333-03845) of our reports dated
August 9, 1996, except with respect to Note D as to which the date is September 10, 1996 on our audits of the consolidated financial statements and financial statement schedule of DM Management Company and subsidiary as of June 24, 1995 and June 29, 1996, and for each of the three fiscal years in the period ended June 29, 1996, which reports are included in this Annual Report on Form 10-K.


                                                COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
September 26, 1996